UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Check the appropriate box:

☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

VineBrook Homes Trust, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 10, 2026

Dear VineBrook Stockholder:

You are cordially invited to attend the annual meeting of stockholders of VineBrook Homes Trust, Inc. The meeting will be held on Tuesday, June 2, 2026, beginning at 11:30 a.m. Central Time. The annual meeting will be held exclusively through a virtual format. You will not be able to attend the annual meeting in person.

If your shares are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at the annual meeting, please email EQ Fund Solutions, LLC (“EQ”) at attendameeting@equiniti.com, with “VineBrook Meeting” in the subject line and provide your full name, address and proof of ownership as of March 31, 2026 from your financial intermediary. EQ will then email you the annual meeting registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the annual meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to EQ at attendameeting@equiniti.com and put “VineBrook Legal Proxy” in the subject line. EQ will then email you the registration link along with a proxy voting control number.

If you are a stockholder of record and wish to attend and vote at the annual meeting, please send an email to EQ at attendameeting@equiniti.com with “VineBrook Meeting” in the subject line and provide your name and address in the body of the email. EQ will then email you the registration link for the annual meeting. If you would like to vote during the annual meeting, you may do so by entering the control number found on your Notice of Internet Availability of Proxy Materials or on your proxy card.

Requests to attend the annual meeting must be received by EQ no later than 2:00 p.m. Central Time on June 1, 2026. On the date of the annual meeting, stockholders are encouraged to log on 15 minutes before the meeting start time. Please contact EQ at (877) 864-5057 with any questions regarding accessing the annual meeting.

Information about the meeting, nominees for the election of directors and the other matters to be voted on at the meeting is presented in the following notice of annual meeting and proxy statement. We hope that you will plan to virtually attend the annual meeting.

It is important that your shares be represented. Whether or not you plan to virtually attend the meeting, please vote using the internet or telephone procedures described on your Notice of Internet Availability of Proxy Materials or on your proxy card, or sign, date and promptly mail a proxy card in the provided pre-addressed, postage‑paid envelope. If you would like to vote during the annual meeting, you may do so by entering the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card.

Sincerely,

John Good
President and Chief Executive Officer

VINEBROOK HOMES TRUST, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 2, 2026

The 2026 annual meeting of stockholders of VineBrook Homes Trust, Inc., a Maryland corporation (the “Company”), will be held on June 2, 2026, beginning at 11:30 a.m., Central Time. The annual meeting will be held exclusively through a virtual format. You will not be able to attend the annual meeting in person. The meeting will be held for the following purposes:

1.	to elect seven directors to serve until the 2027 annual meeting of stockholders;

2.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026; and

3.	to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Information concerning the matters to be voted upon at the meeting is set forth in the accompanying proxy statement. We have also made available to you the Company’s 2025 annual report.

Holders of record of the Company’s common stock as of the close of business on March 31, 2026 are entitled to notice of, and to vote at, the meeting. Accordingly, on or about April 17, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials to all stockholders of record as of March 31, 2026. We will also post our proxy materials on the website referenced on your Notice of Internet Availability of Proxy Materials at https://www.vote.proxyonline.com. All stockholders may choose to access our proxy materials online or may request to receive a printed set or email of our proxy materials at no charge as described on your Notice of Internet Availability of Proxy Materials. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy.

While you will not be able to attend the annual meeting in person, we have structured our virtual annual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. To promote fairness and efficient conduct of the meeting, we will respond to no more than two questions from any single stockholder.

If your shares of the Company are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at the annual meeting, please email EQ Fund Solutions, LLC (“EQ”) at attendameeting@equiniti.com, with “VineBrook Meeting” in the subject line and provide your full name, address and proof of ownership as of March 31, 2026 from your financial intermediary. EQ will then email you the annual meeting registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the annual meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to EQ at attendameeting@equiniti.com and put “VineBrook Legal Proxy” in the subject line. EQ will then email you the registration link along with a proxy voting control number.

If you are a stockholder of record of the Company and wish to attend and vote at the annual meeting, please send an email to EQ at attendameeting@equiniti.com with “VineBrook Meeting” in the subject line and provide your name and address in the body of the email. EQ will then email you the registration link for the annual meeting. If you would like to vote during the annual meeting, you may do so by entering the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card.

Requests to attend the annual meeting must be received by EQ no later than 2:00 p.m. Central Time on June 1, 2026. On the date of the annual meeting, stockholders are encouraged to log on 15 minutes before the meeting start time. Please contact EQ at (877) 864-5057 with any questions regarding accessing the annual meeting.

Your vote is very important. Whether or not you plan to virtually attend the meeting, please vote using the internet or telephone procedures described on your Notice of Internet Availability of Proxy Materials or on your proxy card, or sign, date and promptly mail a proxy card in the provided pre-addressed, postage-paid envelope. If you would like to vote during the annual meeting, you may do so by entering the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card.

By order of the Board of Directors,
Matt McGraner
Executive Vice President, Chief Investment Officer and Secretary

Dallas, Texas

April 10, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2026.

The Company’s Notice of Annual Meeting, Proxy Statement and 2025 Annual Report to Stockholders are available on the internet at https://www.vote.proxyonline.com.

VINEBROOK HOMES TRUST, INC.
300 CRESCENT COURT, SUITE 700
DALLAS, TEXAS 75201

PROXY STATEMENT

This proxy statement provides information in connection with the solicitation of proxies by the board of directors (the “Board”) of VineBrook Homes Trust, Inc., a Maryland corporation (the “Company”), for use at the Company’s 2026 annual meeting of stockholders or any postponement or adjournment thereof (the “Annual Meeting”). This proxy statement also provides information you will need in order to consider and act upon the matters specified in the accompanying notice of annual meeting. A Notice of Internet Availability of Proxy Materials is being mailed to stockholders on or about April 16, 2026. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. If you receive a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Record holders of the Company’s Class A common stock, par value $0.01 (“common stock”) as of the close of business on March 31, 2026 are entitled to vote at the Annual Meeting. Each record holder of common stock on that date is entitled to one vote at the Annual Meeting for each share of common stock held. As of March 31, 2026, there were 26,081,929 shares of common stock outstanding.

You cannot vote your shares unless you virtually attend the Annual Meeting or you have previously given your proxy. You can vote by proxy in one of three convenient ways:

•	by internet: visit the website shown on your Notice of Internet Availability of Proxy Materials and follow the instructions;

•	by telephone: dial the toll-free number shown on your Notice of Internet Availability of Proxy Materials and follow the instructions; or

•	in writing: if you receive a paper copy of the proxy card by mail, you may sign, date, and return a proxy card in the provided pre-addressed, postage paid envelope.

You may revoke your proxy at any time prior to the vote at the Annual Meeting by:

•	delivering a written notice revoking your proxy to the Company’s Secretary at the address above;

•	delivering a new proxy bearing a date after the date of the proxy being revoked; or

•	virtually attending the Annual Meeting and entering the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card.

Unless revoked as described above, all properly executed proxies will be voted at the Annual Meeting in accordance with your directions on the proxy. If you hold your shares through a broker, bank, trust or other nominee, please refer to the information forwarded by your broker, bank, trust or other nominee for procedures on revoking your proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by your proxy will be voted:

•	FOR the election of the seven nominees to serve as directors until the 2027 annual meeting of stockholders;

•	FOR the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2026; and

•	at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

If you own shares of common stock held in “street name” and you do not instruct your broker how to vote your shares using the instructions your broker provides you, your shares will be voted in the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for 2026, but not for any other proposal. To be sure your shares are voted in the manner you desire, you should instruct your broker on how to vote your shares.

Holders of a majority of the outstanding shares of the Company’s common stock must be present, either in person (virtually) or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

The following table sets forth the voting requirements, whether broker discretionary voting is allowed and the treatment of abstentions and broker non-votes for each of the matters to be voted on at the Annual Meeting.

Proposal	Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1 - Election of Directors	Plurality (that is, the largest number) of all votes cast (1)	No	Abstentions and broker non-votes are not considered votes cast and will have no effect

No. 2 - Ratification of the Appointment of KPMG	Affirmative vote of a majority of the votes cast	Yes	Abstentions are not considered votes cast and will have no effect

(1) Stockholders may vote “FOR” or “WITHHOLD” in the election of directors. Because directors need only be elected by a plurality of the vote, in an uncontested election withhold votes will not affect whether any particular nominee has received sufficient votes to be elected.

Attendance at the Annual Meeting will be limited to stockholders of record and beneficial owners who provide proof of beneficial ownership as of the record date in the manner described in the accompanying notice of annual meeting.

While you will not be able to attend the Annual Meeting in person, we have structured our virtual Annual Meeting to provide stockholders the same rights as if the Annual Meeting were held in person, including the ability to vote shares electronically during the Annual Meeting and ask questions in accordance with the rules of conduct for the Annual Meeting. To promote fairness and efficient conduct of the Annual Meeting, we will respond to no more than two questions from any single stockholder.

The Company pays the costs of soliciting proxies. We have engaged EQ Fund Solutions, LLC (our “Proxy Solicitor”) to serve as our proxy solicitor for the Annual Meeting at a base fee of $3,500 plus reimbursement of reasonable expenses. Our Proxy Solicitor will provide advice relating to the content of solicitation materials, solicit banks, brokers, institutional investors, and other stockholders to determine voting instructions, monitor voting, and deliver executed proxies to our voting tabulator. The Company may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. The Company may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of the Company’s common stock an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person.

The Annual Meeting will be held exclusively through a virtual format. Please see the other information herein, including the accompanying notice of annual meeting, about how to access the Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected to serve one-year terms expiring at our annual stockholders meeting in 2027 and until their respective successors are duly elected and qualified. This section contains information relating to the seven director nominees. The director nominees were selected by our nominating and corporate governance committee and approved by the Board for submission to the stockholders. The nominees for election are Messrs. Constantino, Dondero, Kavanaugh and Mitts, Dr. Laffer, Dr. Swain and Ms. Wood. All seven currently serve as directors.

Below is a summary of the experience and skills, age and tenure of our director nominees.

	Mr. Dondero	Mr. Mitts	Mr. Constantino	Mr. Kavanaugh	Dr. Laffer	Dr. Swain	Ms. Wood
Executive Leadership	X	X		X	X	X	X

Real Estate/REIT Experience	X	X	X	X	X	X	X

Business Operations	X	X		X	X	X	X

Strategic Development/Planning	X	X		X	X	X	X

Corporate Governance	X	X	X	X	X	X	X

Financial and Accounting	X	X	X	X	X	X	X

Risk Management	X	X	X	X	X		X

Capital Markets/Financial Services	X	X		X	X		X

Technology, including Cybersecurity and AI Governance	X			X	X		X

Sustainability, including Environmental and Human Capital	X			X	X		X

	Mr. Dondero	Mr. Mitts	Mr. Constantino	Mr. Kavanaugh	Dr. Laffer	Dr. Swain	Ms. Wood
Independent

Independent			X	X	X	X	X

Age Range

59 and under		X

60-64	X

65-69				X

70 and older			X		X	X	X

Tenure on Board

0-5 years						X

6-10 years	X	X	X	X	X		X

The composition of our Board reflects our belief that multiple and varied points of view facilitate more balanced, wide-ranging discussion in the boardroom and contribute to a more effective decision-making process.

The Board unanimously recommends a vote FOR the election of each of the nominees.

Nominees to be elected for terms expiring at the Annual Meeting in 2027

Edward Constantino, age 79, has served as a member of the Board since February 2019. Mr. Constantino has also served as a member of the board of directors of NexPoint Residential Trust, Inc. (“NXRT”), a publicly traded multifamily real estate investment trust (“REIT”), since March 2015, as a member of the board of directors of NexPoint Real Estate Finance, Inc. (“NREF”), a publicly traded commercial mortgage REIT, since February 2020, as a member of the board of directors of NexPoint Homes Trust, Inc. (“NexPoint Homes”), a single family rental REIT since June 2022, and as a member of the board of trustees of NexPoint Diversified Real Estate Trust (“NXDT”), a publicly traded diversified REIT, since March 2020. Mr. Constantino has over 40 years of audit, advisory and tax experience working for two major accounting firms, Arthur Andersen LLP and KPMG. Mr. Constantino retired from KPMG in late 2009, where he was an audit partner in charge of the firm’s real estate and asset management businesses. Mr. Constantino is, and since 2010 has been, a member of the board of directors of Patriot National Bancorp, Inc. Mr. Constantino has also served as a consultant for the law firm Skadden, Arps, Slate, Meagher & Flom LLP. He is a licensed CPA, a member of the American Institute of Certified Public Accountants and a member of the New York State Society of Public Accountants. He is currently a member of the board of trustees and part of the Finance and Investment Committee of St. Francis College in Brooklyn Heights, New York. He is also a board member and audit committee chair of ARC Trust, Inc. and ARC Trust III, Inc. Mr. Constantino was selected to serve on the Board because of his extensive accounting experience, particularly in the real estate field.

James Dondero, age 63, has served as Chairman of the Board since August 2022. Mr. Dondero was President and a member of our Board from February 2019 to August 2021. Mr. Dondero has also served as the President and Chairman of the board of directors of NXRT since May 2015 and as President and Chairman of the board of directors of NREF since February 2020. He also has served as President of NXDT since May 2015 and has served as Chairman of the board of trustees of NXDT since July 2022 as well as a member of the board of directors of NexPoint Homes since June 2022. Mr. Dondero is also: founder and president of NexPoint Advisors, L.P. (“NexPoint”), an investment advisor registered with the Securities and Exchange Commission (the “SEC”); a member of the board of directors of NexBank, a Texas state chartered bank (“NexBank”); and Chairman of NexBank Capital, Inc. (“NexBank Capital”). Mr. Dondero co-founded Highland Capital Management, L.P. (“Highland”), in 1993 with Mark Okada and served as President from 2004 to 2020. Mr. Dondero has over 30 years of experience investing in credit and equity markets and has helped pioneer credit asset classes in structured products such as collateralized loan obligations. Mr. Dondero also served as the Chief Executive Officer of NexPoint Hospitality Trust, Inc. (“NHT”), a publicly traded hospitality REIT that was listed on the TSX Venture Exchange, from December 2019 until its reorganization and merger with a subsidiary of NXDT in April 2025. Mr. Dondero also served as a director of Jernigan Capital, Inc., a self-storage lending REIT, from August 2016 to November 2020. He also serves as President of NexPoint Capital, Inc. (“NexPoint Capital”) and NexPoint Real Estate Strategies Fund (“NRESF”), both of which are affiliates of NexPoint Real Estate Advisors V, L.P. (our “Adviser”). Mr. Dondero also served on the board of directors of MGM Studios from 2009 until 2020. NREF, NXRT, NXDT, NexPoint Homes, NexPoint, NexBank, NexBank Capital, NexPoint Capital and NRESF may be affiliates of the Company. On October 16, 2019, Highland filed for Chapter 11 bankruptcy protection with the United States Bankruptcy Court in the District of Delaware. The case was transferred to the Bankruptcy Court for the Northern District of Texas and remains open. On April 13, 2018, the Bankruptcy Court for the Northern District of Texas entered orders for relief placing Acis Capital Management, L.P. and Acis Capital Management GP, LLC in involuntary bankruptcy. Mr. Dondero served as President of Acis Capital Management GP, LLC, which is the general partner of Acis Capital Management, L.P. On January 31, 2019, the court confirmed Acis’s plan of reorganization. Mr. Dondero was selected to serve on the Board because of his prior service as a director and his experience as an executive officer.

Scott Kavanaugh, age 65, has served as a member of the Board since December 2018. Mr. Kavanaugh has also served as a member of the board of directors of NXRT since March 2015, as a member of the board of directors of NREF since February 2020 and as a member of the board of trustees of NXDT since July 2022. He has also served as a member of the board of directors of NexPoint Homes since June 2022. Mr. Kavanaugh has served as an Executive Vice President of Provident Funding Associates, L.P., a mortgage lender and servicer, since July 2025. Mr. Kavanaugh served as the CEO of First Foundation Inc. (“FFI”), a financial services company from December 2009 to November 2024. From June 2007 until December 2009, he served as President and Chief Operating Officer of FFI. Mr. Kavanaugh was the Vice-Chairman of FFI from June 2007 to November 2024. From September 2007 to November 2024, he also served as the Chairman and CEO of FFI’s wholly owned banking subsidiary, First Foundation Bank. Mr. Kavanaugh was a founding stockholder and served as an Executive Vice President and Chief Administrative Officer and a member of the board of directors of Commercial Capital Bancorp, Inc., the parent holding company of Commercial Capital Bank, from 1999 to 2003. From 1998 until 2003, Mr. Kavanaugh served as the Executive Vice President and Chief Operating Officer and a director of Commercial Capital Mortgage. From 1993 to 1998, Mr. Kavanaugh was a partner and head of trading for fixed income and equity securities at Great Pacific Securities, Inc., a west coast-based regional securities firm. Mr. Kavanaugh is, and since 2009 has been, a member of the board of directors of Colorado Federal Savings Bank and its parent holding company, Silver Queen Financial Services, Inc. Mr. Kavanaugh was selected to serve on the Board because of his expertise in investment management and his experience as both an executive officer and a director of multiple companies.

Dr. Arthur Laffer, age 85, has served as a member of our Board since December 2018. Dr. Laffer has also served as a member of the board of directors of NXRT since May 2015, as a member of the board of directors of NREF since February 2020 and as a member of the board of trustees of NXDT since July 2022. He has also served as a member of the board of directors of NexPoint Homes since June 2022. Dr. Laffer is the founder and has served as chairman of Laffer Associates, an economic research and consulting firm since 1978 and served as the chairman and director of Laffer Investments, a registered investment advisor, from 1999 to 2019. Since 2017, Dr. Laffer has served as Secretary of 1065 Institute, Inc., a 501(c)(3) non-profit. A former member of President Reagan’s Economic Policy Advisory Board during the 1980s, Dr. Laffer’s economic acumen and influence have earned him the distinction in many publications as the Father of Supply-Side Economics. He has served on several boards of directors of public and private companies, including staffing company MPS Group, Inc., which was sold to Adecco Group for $1.3 billion in 2009. Dr. Laffer served as a director of VerifyMe, Inc. from 2019 to September 2025. Dr. Laffer served as a director of GEE Group, Inc., a provider of specialized staffing solutions from 2014 to 2020. Dr. Laffer has served as a director of Brera Holdings PLC, operating under the name Solmate Infrastructure, a Solana-based crypto infrastructure company, since September 2025. Dr. Laffer was previously a consultant to Secretary of the Treasury William Simon, Secretary of Defense Donald Rumsfeld, and Secretary of the Treasury George Shultz. In the early 1970s, Dr. Laffer was the first to hold the title of Chief Economist at the Office of Management and Budget under Director Shultz. Additionally, Dr. Laffer was formerly the Distinguished University Professor at Pepperdine University and a member of the Pepperdine University board of directors. He also served as Charles B. Thornton Professor of Business Economics at the University of Southern California and as Associate Professor of Business Economics at the University of Chicago. Dr. Laffer was selected to serve on the Board because of his expertise in economics and his experience as a director of multiple companies.

Brian Mitts, age 55, has served as a member of our Board since July 2018, as our President from February 2023 until December 2024, Chief Executive Officer from February 2024 until December 2024 and Chief Financial Officer, Treasurer and Assistant Secretary from November 2018 until December 2024. Mr. Mitts also served as our President and Treasurer from July 2018 until October 2018 and our Interim President from September 2021 to February 2023. Mr. Mitts co-founded NexPoint Real Estate Advisors, L.P. (“NREA”), which is the parent of our Adviser, as well as NXRT, NREF and other real estate businesses with Mr. McGraner and Mr. Dondero. Prior to co-founding NREA, NXRT and NREF, Mr. Mitts was Chief Operations Officer of Highland Funds Asset Manager, L.P., the external advisor of open-end and closed-end funds where he managed the operations of these funds and helped develop new products. Mr. Mitts was also a co-founder of NexPoint, the parent of NREA. He worked for NREA or its affiliates from 2007 to December 2024. Mr. Mitts has also served as a director of NXRT since September 2014 and as the Chief Financial Officer, Executive Vice President-Finance and Treasurer of NXRT from March 2015 to December 2024. In February 2019, Mr. Mitts was also appointed Secretary of NXRT, which he served as until December 2024. Mr. Mitts has also served as the Chief Financial Officer, Executive VP-Finance, Treasurer and Corporate Secretary of NHT from December 2018 to December 2024, as the Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer of NREF from February 2020 to December 2024, and has served as a member of the board of directors of NREF since June 2019. Mr. Mitts also served as the President and Treasurer of NREF from June 2019 to February 2020. From November 2020 to December 2024, Mr. Mitts also served as Chief Financial Officer, Secretary and Treasurer of NexPoint Storage Partners, Inc. (together with its predecessor, Jernigan Capital, Inc. “NSP”), a self-storage REIT, and serves as a member of the board of directors of NSP since March 2023. In addition, Mr. Mitts has also served as Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary from July 2022 to December 2024 and has served as a member of the board of trustees of NXDT since July 2022. Mr. Mitts has also served as a member of the board of directors of NexPoint Homes and as President and Treasurer of NexPoint Homes from February 2022 to December 2024 and additionally as Chief Executive Officer, Chief Financial Officer, and Assistant Secretary from June 2022 to December 2024 and has served as a member of the board of directors of NexPoint Homes since June 2022. NREF, NXRT, NXDT, NexPoint Homes and NSP may be affiliates of the Company. Mr. Mitts was selected to serve on the Board because of his prior service as a director and his experience as an executive officer.

Dr. Carol Swain, age 72, has served as a member of our Board since August 2022. In addition, she has served as a member of the board of directors of NXRT, as a member of the board of directors of NREF and as a member of the board of trustees of NXDT since August 2022. She has also served as a member of the board of directors of NexPoint Homes since August 2022. Dr. Swain is an author, speaker, political commentator and entrepreneur. She founded REAL Unity Training Solutions LLC in November 2020 and founded Carol Swain Enterprises, LLC in October 2014. Dr. Swain previously was a professor at Vanderbilt University from August 1999 to 2017. Dr. Swain has also served on the Tennessee Advisory Committee to the U.S. Civil Rights Commission, the National Endowment for the Humanities, and the 1776 Commission. Dr. Swain received her Bachelor of Arts from Roanoke College, a master’s degree in political science from Virginia Tech, a Ph.D. in political science from the University of North Carolina at Chapel Hill and a Master of Legal Studies from Yale Law School. Dr. Swain was selected to serve on the Board because of her experience in the fields of political science, law and government.

Catherine Wood, age 70, has served as a member of our Board since July 2020. In addition, she has served as a member of the board of directors of NXRT and as a member of the board of directors of NREF since July 2020 and as a member of the board of trustees of NXDT since August 2022. She has also served as a member of the board of directors of NexPoint Homes since June 2022. Ms. Wood is currently Chief Executive Officer, Chief Investment Officer and a board member of ARK Investment Management LLC (“ARK”), an SEC-registered investment advisor, which she founded in January 2014. Ms. Wood is also currently Chief Executive Officer, Chief Investment Officer and a board member of ARK ETF Trust. Prior to ARK, Ms. Wood spent 12 years at AllianceBernstein as Chief Investment Officer of Global Thematic Strategies. Ms. Wood joined AllianceBernstein from Tupelo Capital Management, a hedge fund she co-founded. Prior to her tenure at Tupelo Capital Management, Ms. Wood worked for 18 years at Jennison Associates LLC as Chief Economic Officer and several other positions. Ms. Wood started her career in Los Angeles at The Capital Group as an Assistant Economist. Ms. Wood received her Bachelor of Science, summa cum laude, in Finance and Economics from the University of Southern California. Ms. Wood was selected to serve on our Board because of her experience as it relates to disruptive technologies, business models and processes, which provides an important perspective to the Board.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF
KPMG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026

The audit committee has appointed KPMG as the Company’s independent registered public accounting firm for 2026. The Board is asking stockholders to ratify this appointment. SEC regulations require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the audit committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders. Accordingly, the Board considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the audit committee and the Board on a key corporate governance issue.

Representatives of KPMG are expected to virtually attend the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to appropriate questions.

Selection. KPMG has served as the Company’s independent registered public accounting firm since June 2024 and has been selected by the audit committee to serve as the Company’s independent registered public accounting firm for 2026.

Change in Accountants. On June 3, 2024, the Company dismissed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm. The Audit Committee of the Board of Directors of the Company approved the dismissal of EY. The audit reports of EY on the Company’s consolidated financial statements as of and for the years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s 2022 and 2023 fiscal years and through June 3, 2024, there were (1) no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of the disagreements in connection with its report and (2) no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

After the dismissal of the Company’s previous independent registered public accounting firm, the Company engaged KPMG as the Company’s independent registered public accounting firm on June 7, 2024. During the 2022 and 2023 fiscal years and through June 7, 2024, the Company had not consulted with KPMG regarding (1) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements, and KPMG did not provide any written report or oral advice that KPMG concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue; or (2) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K. The change in independent auditors was previously disclosed in the Company's Current Report on Form 8-K filed with the SEC on June 7, 2024. A Copy of EY's related letter, dated June 7, 2024, was included as exhibit 16.1 to the Current Report on Form 8-K.

Audit and Non-Audit Fees. The following table presents fees for services rendered by KPMG during the years ended December 31, 2025 and 2024.

	2025	2024
Audit Fees (1)	$1,180,000	$1,050,317
Audit-Related Fees	-	-
Tax Fees (2)	599,800	-
All Other Fees	-	-
Total	$1,779,800	$1,050,317

(1)

Includes fees for audits of our annual financial statements, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including comfort letters and consents issued in connection with SEC filings and reviews of documents filed with the SEC.

(2)	Includes tax fees related to professional services rendered for tax compliance, tax return review and preparation and related tax advice.

Pursuant to the charter of the audit committee, the audit committee is responsible for the oversight of our accounting, reporting and financial practices. The audit committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors.

The audit committee has adopted a policy to pre-approve all audit and permitted non-audit services provided by our principal independent accountants. All audit and non-audit services for 2025 were pre-approved by the audit committee.

The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

Board of Directors

The Board presently consists of seven members, six of whom are non-management directors and five of whom are considered independent in accordance with New York Stock Exchange (“NYSE”) rules. Each director serves a one-year term expiring at each annual meeting of stockholders and lasting until his or her respective successor is duly elected and qualified.

Pursuant to the terms of the Advisory Agreement, our Adviser has the right to designate individuals (the “Adviser Designees”) to be nominated for election (or re-election) to our Board, such that, if elected, there shall be two Adviser Designees serving on our Board, and we will take all reasonably necessary action to nominate and include the Adviser Designees in the slate of nominees recommended by our Board for election as directors at each applicable annual meeting of stockholders or special meeting of stockholders at which directors are to be elected. To the extent the Adviser Designees are not elected, our Adviser may terminate the Advisory Agreement and receive the Adviser Termination Fee (as defined below). Messrs. Dondero and Mitts were nominated by our Adviser as Adviser Designees pursuant to the terms of the Advisory Agreement.

Director Compensation in 2025

Directors who are officers of the Company do not receive compensation for their service as directors.

We provide the following compensation for non-management directors:

●	each non-management director receives an annual director’s fee payable in cash equal to $20,000 and an annual grant of restricted stock units;

●	the chair of our audit committee receives an additional annual fee payable in cash equal to $15,000;

●	the chair of our compensation committee receives an additional annual fee payable in cash equal to $7,500;

●	the chair of our nominating and corporate governance committee receives an additional annual fee payable in cash equal to $7,500; and

●	the lead independent director receives an additional annual fee payable in cash equal to $10,000.

We also reimburse directors for all expenses incurred in attending Board and committee meetings.

Director Compensation Table

The following table provides information regarding the compensation of directors for the year ended December 31, 2025.

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS		TOTAL
James Dondero (1)	$-	$-		$-
Brian Mitts	$20,000	$120,097	(2)	$140,097
Edward Constantino	$35,000	$120,097	(2)	$155,097
Scott Kavanaugh	$37,500	$120,097	(2)	$157,597
Dr. Arthur Laffer	$27,500	$120,097	(2)	$147,597
Dr. Carol Swain	$20,000	$120,097	(2)	$140,097
Catherine Wood	$20,000	$120,097	(2)	$140,097
Dana Sprong (3)	$-	$-		$-

(1)	Mr. Dondero, who serves as a director and is an Adviser Designee, does not receive any specific direct compensation for services provided as a director.

(2)

These restricted stock units were granted on April 3, 2025 and vested on April 3, 2026, the first anniversary of the grant date. The grant date fair value of each award was equal to the Net Asset Value (“NAV”) of our common stock on the date of the grant as calculated in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718. Pursuant to the rules of the SEC, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 7 and Note 8 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for information regarding the assumptions made in determining these values. As of December 31, 2025, our non-management directors each held 2,202 restricted stock units and Mr. Mitts held an additional 63,788 restricted stock units from restricted stock unit grants received during his service as an executive officer of the Company.

(3)

Mr. Sprong, who served as a director and our Senior Vice President of Acquisitions & Dispositions until June 10, 2025, was an executive officer who did not receive any additional compensation for services provided as a director.

Director Independence

The Board will review at least annually the independence of each director. During these reviews, the Board will consider transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review will be based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Our Board has determined that each of Edward Constantino, Scott Kavanaugh, Dr. Arthur Laffer, Dr. Carol Swain, and Catherine Wood is independent in accordance with NYSE rules. Generally, all actions by our Board require the affirmative approval or consent of a majority of the directors present at a meeting at which a quorum is present. Based on the composition of our Board, all actions taken by our Board require the approval or consent of at least two of the directors who are independent. In regard to actions impacting our Adviser, our Adviser’s Board representatives (James Dondero and Brian Mitts) abstain from voting on those matters.

Corporate Governance

We believe that good corporate governance is important to ensure that we will be managed for the long-term benefit of our stockholders. We and our Board have reviewed the corporate governance policies and practices of other public companies, as well as those suggested by various authorities in corporate governance. We have also considered the provisions of the Sarbanes-Oxley Act of 2002 and SEC and NYSE rules.

Based on this review, we have established and adopted charters for the audit committee, compensation committee and nominating and corporate governance committee, as well as corporate governance guidelines and a code of business conduct and ethics applicable to all of our directors, officers and employees.

Our committee charters, code of business conduct and ethics and corporate governance guidelines are available on our website (www.investors.vinebrookhomes.com) in the Governance section. Copies of these documents are also available upon written request to our Corporate Secretary at c/o VineBrook Homes Trust, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Corporate Secretary. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website in the Governance section.

Furthermore, our insider trading policy, which is reasonably designed to promote compliance with insider trading laws, rules and regulations (1) governs the purchase, sale and/or other disposition of the Company’s securities by directors, officers, employees of the Company and the Company itself, and (2) prohibits our directors and certain employees, including all of our executive officers, from engaging in hedging transactions with respect to our securities, including entering into options, warrants, puts, calls or similar instruments or selling our securities short.

The Board periodically reviews its corporate governance policies and practices. Based on these reviews, the Board may adopt changes to policies and practices that are in the best interest of our stockholders and as appropriate to comply with any new SEC rules.

Board Leadership Structure and Board’s Role in Risk Oversight

James Dondero serves as Chairman of the Board. As President of the Adviser, Mr. Dondero is involved in day-to-day operations and is familiar with the opportunities and challenges that the Company faces at any given time. With this insight, he is able to assist the Board in setting strategic priorities, lead the discussion of business and strategic issues and translate Board recommendations into Company operations and policies. The Board believes that having an employee of the Adviser as Chairman of the Board is the most effective leadership structure for the Company at this time.

The Board has appointed Scott Kavanaugh as its lead independent director. His key responsibilities in this role include:

•	developing agendas for, and presiding over, the executive sessions of the non-management or independent directors;

•	reporting the results of the executive sessions to the Chairman;

•	providing feedback from executive sessions to the Chairman;

•

serving as a liaison between the independent directors and the Chairman (provided that each director will also be afforded direct and complete access to the Chairman at any such time such director deems necessary or appropriate);

•	presiding at all meetings of the Board at which the Chairman is not present;

•	approving information sent to the Board;

•	approving agendas for Board meetings;

•	approving Board meeting schedules to ensure that there is sufficient time for discussion of all agenda items;

•	calling meetings of the independent directors; and

•	if requested by major stockholders, ensuring that he is available for consultation and direct communication.

Risk is inherent with every business and we face a number of risks. Management is responsible for the day-to-day management of risks, while the Board, as a whole and through our audit committee, is responsible for overseeing our business and affairs, including overseeing its risk assessment and risk management functions. The Board has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to our audit committee through its charter. The Board has determined that this oversight responsibility can be most efficiently performed by our audit committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions, systems of internal controls over financial reporting and legal, ethical and regulatory compliance. Our Board has also delegated the oversight of risks related to cybersecurity to our audit committee and risks related to environmental, social and governance matters to our nominating and corporate governance committee. Our audit and nominating and corporate governance committees regularly report to the Board with respect to its oversight of these areas.

Board Meetings

The Board held four meetings during the fiscal year ended December 31, 2025. Each director serving on the Board in 2025 attended at least 75% of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served during the time they served on the Board. Under our corporate governance guidelines, each director is expected to devote the time necessary to appropriately discharge his or her responsibilities and to prepare for and, to the extent possible, attend and participate in all Board meetings and meetings of committees on which he or she serves.

Director Attendance at Annual Meetings of Stockholders

Under our corporate governance guidelines, each director is expected to attend our annual meeting of stockholders. The Company was unable to hold an annual meeting of stockholders in 2025 due to the lack of quorum.

Board Committees

Our Board has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

Our audit committee consists of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood, with Mr. Constantino serving as chair of the committee. The Board has determined that each of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer, and Dr. Swain qualify as an “audit committee financial expert” as that term is defined by the applicable SEC regulations. The Board has also determined that each of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood is “financially literate” as required by NYSE rules and is independent as defined by NYSE rules and SEC requirements relating to the independence of audit committee members. Our Board has determined that Mr. Constantino’s, Mr. Kavanaugh’s, Dr. Laffer’s, Dr. Swain’s and Ms. Wood’s simultaneous service on the audit committees of more than three public companies would not impair his or her ability to effectively serve on our audit committee. The audit committee met four times during the fiscal year ended December 31, 2025. Our audit committee charter details the principal functions of the audit committee, including oversight related to:

•	our accounting and financial reporting processes;

•	the integrity of our consolidated financial statements;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

•	the performance of our internal audit function;

•	our overall risk assessment and management; and

•

our process for assessing, identifying and managing risks from cybersecurity threats as well as any material effects, or reasonably likely material effects, of risks from cybersecurity threats and previous cybersecurity incidents.

The audit committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee also prepares the audit committee report required by SEC regulations to be included in our annual proxy statement. A copy of the audit committee charter is available under the Governance section of the Company’s website at www.investors.vinebrookhomes.com.

Compensation Committee

Our compensation committee consists of Dr. Laffer, Mr. Kavanaugh, Mr. Constantino, Dr. Swain and Ms. Wood, with Dr. Laffer serving as chair of the committee. The Board has determined that each of Dr. Laffer, Mr. Kavanaugh, Mr. Constantino, Dr. Swain and Ms. Wood is independent as defined by NYSE rules and SEC requirements relating to the independence of compensation committee members. The compensation committee met four times during the fiscal year ended December 31, 2025. Our compensation committee charter details the principal functions of the compensation committee, including:

•	reviewing our compensation policies and plans;

•	implementing and administering a long-term incentive plan;

•	evaluating the terms of the Advisory Agreement and the performance of the Adviser;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	producing a report on compensation to be included in our annual proxy statement, as required; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of our compensation and the sole authority to approve the fees and other retention terms of such compensation consultants. The committee may, in its discretion, delegate specific duties and responsibilities to a subcommittee or an individual committee member, to the extent permitted by applicable law. The committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the compensation committee charter is available under the Governance section of the Company’s website at www.investors.vinebrookhomes.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Kavanaugh, Mr. Constantino, Dr. Laffer, Dr. Swain and Ms. Wood, with Mr. Kavanaugh serving as chair of the committee. The Board has determined that each of Mr. Kavanaugh, Mr. Constantino, Dr. Laffer, Dr. Swain and Ms. Wood is independent as defined by NYSE rules. The nominating and corporate governance committee met four times during the fiscal year ended December 31, 2025. Our nominating and corporate governance committee charter details the principal functions of the nominating and corporate governance committee, including:

•

reviewing the characteristics of current Board members, determining if any characteristics are lacking and using these measures in identifying and recommending to the full Board qualified candidates for election as directors;

•	developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

•	reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

•	recommending to the Board nominees for each committee of the Board;

•	annually facilitating the assessment of the Board’s performance, as required by applicable law, regulations and NYSE corporate governance listing standards;

•	annually reviewing and making recommendations to the Board regarding revisions to the corporate governance guidelines and the code of business conduct and ethics;

•	overseeing succession planning; and

•	overseeing the Company’s strategy, initiatives, risks, opportunities and reporting on material environmental, social and governance matters.

The nominating and corporate governance committee has the sole authority to retain and terminate any search firm to assist in the identification of director candidates and the sole authority to set the fees and other retention terms of such search firms. The committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the nominating and corporate governance committee charter is available under the Governance section of the Company’s website at www.investors.vinebrookhomes.com.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2025, Dr. Laffer, Mr. Constantino, Mr. Kavanaugh, Dr. Swain and Ms. Wood served on our compensation committee. During the fiscal year ended December 31, 2025:

•	none of the members of our compensation committee is, or has ever been, one of our officers or employees;

•	none of the members of our compensation committee had any relationships with us requiring disclosure under “Certain Relationships and Related Party Transactions”;

•	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our compensation committee;

•	none of our executive officers served as a director of another entity, one of whose executive officers served on our compensation committee; and

•	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors and executive officers, including those who are employees of our Adviser. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

 • honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

 • full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

 • compliance with laws, rules and regulations;

 • prompt internal reporting of violations of the code to appropriate persons identified in the code; and

 • accountability for adherence to the code of business conduct and ethics.

A copy of our code of business conduct and ethics is available under the Governance section of the Company’s website at www.investors.vinebrookhomes.com. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website under the Governance section.

Qualifications for Director Nominees

The nominating and corporate governance committee is responsible for reviewing with the Board, at least annually, the appropriate skills and experience required for members of the Board. This assessment includes factors such as judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

In connection with this assessment, the nominating and corporate governance committee will identify individuals believed to be qualified to become Board members and recommend candidates to the Board to fill new or vacant positions. The nominating and corporate governance committee will also review the qualifications of, and make recommendations to the Board regarding, director nominations submitted to the Company by stockholders in accordance with the Company’s bylaws or otherwise using the same assessment process described above. In addition, the nominating and corporate governance committee will evaluate whether an incumbent director should be nominated for re-election to the Board as part of its annual review and selection process. The nominating and corporate governance committee will use the same factors established for new director candidates to make its evaluation and will also take into account the incumbent director’s performance as a Board member.

The nominating and corporate governance committee does not have a formal policy regarding the consideration of diversity for director candidates. The nominating and corporate governance committee does, however, consider diversity as part of its overall selection strategy. The nominating and corporate governance committee considers diversity in its broadest sense, including diversity in professional and life experiences, education, skills, perspectives and leadership. Importantly, the nominating and corporate governance committee focuses on how the experiences and skill sets of each director nominee complement those of fellow directors and director nominees to create a balanced Board with diverse viewpoints and deep expertise. The Company believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Company's goal of creating a board of directors that best serves our needs and those of our stockholders.

Director Candidate Recommendations by Stockholders

The nominating and corporate governance committee will review and evaluate any director nominations submitted by stockholders, including reviewing the qualifications of, and making recommendations to the Board regarding, director nominations submitted by stockholders in the same manner as described under “Qualifications for Director Nominees.” See “Communications with the Board of Directors” below for additional information on how to submit a director nomination to the Board.

Communications with the Board of Directors

Any stockholder or other interested party who wishes to communicate directly with the Board or any of its members may do so by writing to: Board of Directors, c/o VineBrook Homes Trust, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Corporate Secretary. The mailing envelope should clearly indicate whether the communication is intended for the Board as a group, the non-management directors or a specific director.

Stockholder Nominations

The Company’s bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to the Board may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the Board or (c) by any stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of such nominee and has provided notice to us within the time period, and containing the information, certifications and other materials, specified in the advance notice provisions of our bylaws and who has complied with the other procedural requirements set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to the Board may be made only (a) by or at the direction of the Board or (b) if the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of such nominee and who has provided notice to us within the time period, and containing the information, certifications and other materials, specified in the advance notice provisions of our bylaws and who has complied with the other procedural requirements set forth in our bylaws. See “Stockholder Proposals for the 2027 Annual Meeting of Stockholders” below for how to submit a timely notice.

EXECUTIVE OFFICERS

The following sets forth information regarding the executive officers of the Company as of April 10, 2026:

Name	Age	Position(s)
Executive Officers
John Good	68	President and Chief Executive Officer
Paul Richards	37	Chief Financial Officer, Assistant Secretary and Treasurer
Matt McGraner	42	Executive Vice President, Chief Investment Officer, Secretary and member of Investment Committee

John Good has served as our President since January 2025 and as our Chief Executive Officer since August 2024. Mr. Good has served as President and Chief Executive Officer of NexPoint Homes since January 2025. He has served as a member of the board of directors of NSP since June 2015, Chairman of the board of directors of NSP since December 2019, and as the Chief Executive Officer of NSP since October 2018. Mr. Good served as NSP’s President and Chief Operating Officer from June 2015 until he was appointed Chief Executive Officer in October 2018. NSP is owned by entities advised by NexPoint and its affiliates and NSP and NexPoint Homes may be deemed to be affiliates of the Company. Prior to joining NSP, Mr. Good was a partner and co-head of the REIT practice group of Morrison & Foerster LLP, a global law firm. From 1999 to 2013, Mr. Good was a partner, multi-term executive committee member and head of the REIT practice at the law firm of Bass, Berry & Sims PLC, a nationally-known corporate law firm, and prior to that was a stockholder and chair of the securities and M&A practice group at the national law firm of Baker, Donelson, Bearman, Caldwell and Berkowitz P.C. Mr. Good has over 39 years’ experience, in the capacity as counsel and/or principal, working with senior management teams and boards of directors of public companies in the REIT and financial services industries on corporate finance, corporate governance, merger and acquisition, tax, executive compensation, joint venture and strategic planning projects. As a nationally recognized corporate and securities lawyer, he was lead counsel on over 200 securities offerings raising in excess of $25 billion over more than 25 years, with more than 125 of those deals being in the REIT industry. Mr. Good also serves as a member of the board of directors of Farmland Partners, Inc., a NYSE-listed farmland REIT, where he chairs the audit committee of the board of directors.

Paul Richards has served as our Chief Financial Officer, Assistant Secretary and Treasurer since August 2024 and previously served as our Vice President of Asset Management and Financing from 2018 to August 2024. Mr. Richards has served as Chief Financial Officer, Executive VP-Finance, Assistant Secretary and Treasurer of NREF and NXDT since January 2025. He has also served as Chief Financial Officer, Secretary and Treasurer of NexPoint Homes since January 2025. Mr. Richards served as VP of Originations and Investments of NREF from February 2020 to January 2025. Mr. Richards has also served as the Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary of NXRT since January 2025. Mr. Richards has also served as Chief Financial Officer and Corporate Secretary in addition to Vice President of Asset Management since January 2025 and served as Vice President of Asset Management of NHT from March 2019 to April 2025. Currently, Mr. Richards leads our financial reporting and accounting teams and is integral in financing and capital allocation decisions. Mr. Richards has served as a director for NREA since 2019 and joined in 2017. From 2016 to 2017, Mr. Richards served as a Product Strategy Associate at NexPoint Asset Management, L.P. (“NexPoint Asset Management”), formerly known as Highland Capital Management Fund Advisors, L.P., where he was responsible for evaluating and optimizing the registered product lineup. Mr. Richards was hired by a former affiliate of NexPoint in 2014. NexPoint, NREF, NXDT, NXDT, NexPoint Homes, NREA and NexPoint Asset Management may be affiliates of the Company. Previously, Mr. Richards was also employed with Deloitte & Touche LLP’s state and local tax practice where he served as a tax consultant specializing in state strategic tax reviews, voluntary disclosure agreements, state tax exposure research, and overall state tax compliance.

Matt McGraner has served as our Executive VP, Chief Investment Officer and Secretary and as a member of the Investment Committee of our OP since February 2019. From October 2018 to February 2019, Mr. McGraner served as our Chief Executive Officer, President and Secretary. Mr. McGraner co-founded NREA as well as NXRT, NREF and other real estate businesses with Mr. Mitts and Mr. Dondero. Mr. McGraner has also served as the Executive VP and Chief Investment Officer of NXRT since March 2015 and has served as the Executive VP and Chief Investment Officer of NREF since February 2020 and as a member of the board of directors and President of NSP since November 2020. From September 2014 to March 2015, Mr. McGraner served as NXRT’s Secretary. Mr. McGraner has also served as a Managing Director at NexPoint since 2016 and served as Chief Investment Officer of NHT from December 2018 to April 2025. Mr. McGraner also has served as Executive VP, Chief Investment Officer of NXDT since July 2022 and served as Secretary of NXDT from July 2022 to December 2024. Mr. McGraner has also served as Chief Investment Officer and Secretary of NexPoint Homes since June 2022. NexPoint, NREF, NXRT, NXDT, NexPoint Homes and NSP may be affiliates of the Company. With over 15 years of real estate, private equity and legal experience, his primary responsibilities are to lead the operations of the real estate platform at NexPoint, as well as source and execute investments, manage risk and develop potential business opportunities, including fundraising, private investments and joint ventures. Mr. McGraner is also a licensed attorney and was formerly an associate at Jones Day from 2011 to 2013, with a practice primarily focused on private equity, real estate and mergers and acquisitions. While at Jones Day, Mr. McGraner led the acquisition and financing of over $200 million of real estate investments and advised on $16.3 billion of M&A and private equity transactions. Since 2013 through April 10, 2026, Mr. McGraner has led the acquisition and financing of over $21.9 billion of real estate investments.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders.

Based solely on a review of copies of Forms 3, 4 and 5 filed with the SEC, we believe that during the fiscal year ended December 31, 2025, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner, except the following reports: (i) one Form 4 filed in April 2025 (reporting 2 transactions) for Arthur Laffer, (ii) one Form 4 filed in April 2025 (reporting 2 transactions) for Edward Constantino and (iii) one Form 4 filed in April 2025 (reporting 2 transactions) for Scott Kavanaugh.

EXECUTIVE COMPENSATION

Overview of Executive Compensation Program

We are externally managed by our Adviser pursuant to the Advisory Agreement. Our named executive officers other than Mr. Good, Mr. Sprong and Mr. McGarry are employed by our Adviser. We do not expect our named executive officers that are employed by our Adviser to receive cash compensation from us for their services as our officers so long as they are employed by our Adviser. The Company does not reimburse and does not plan to reimburse our Adviser for salary or benefits paid to the Company’s named executive officers that are employed by the Adviser. Instead, we pay our Adviser the fees described under “Certain Relationships and Related Transactions, and Director Independence-Transactions with Related Persons-Advisory Agreement.” For the year ended December 31, 2025, we paid approximately $16.9 million in fees to our Adviser.

In addition to being employed by the Company, Mr. Good is also employed by NSP. Accounts advised by NexPoint and its affiliates beneficially own substantially all of the equity securities of NSP. We do not expect him to receive cash compensation from us for his services as our officer so long as he is also employed by NSP. The Company does not reimburse and does not plan to reimburse NSP for salary or benefits paid to Mr. Good.

Neither we, nor our compensation committee, make any decisions regarding compensation, employee benefits, or other types of compensation paid by our Adviser or its affiliates to Mr. McGraner and Mr. Richards, or by NSP to Mr. Good. For the year ended December 31, 2025, our compensation committee only reviewed and approved the equity-based awards to be paid or made by us to our named executive officers who are employed by the Adviser and to Mr. Good. As such, we did not provide any of our named executive officers who are officers of the Adviser or Mr. Good with any cash compensation, pension benefits or nonqualified deferred compensation plans during the year ended December 31, 2025.

On June 10, 2025, the OP caused certain of its subsidiaries to enter into property management agreements (the “Management Agreements”) with Evergreen Residential Management, LLC (the “Manager”) to renovate, lease, maintain and operate generally the Company’s properties within the VineBrook reportable segment. Pursuant to the Management Agreements, responsibility for the day-to-day management of the properties, leasing the properties, managing resident situations, collecting rents, paying operating expenses, managing maintenance issues, accounting for each property using U.S. generally accepted accounting principles and other responsibilities customary for the management of single-family rental properties transitioned to the Manager (the “Externalization”) as of December 31, 2025. In connection with Externalization, on June 10, 2025 the Company terminated the employment of Mr. Sprong and Mr. McGarry.

Role of Compensation Committee

As described above, we do not have agreements with any of our named executive officers employed by our Advisor or with Mr. Good regarding their cash compensation, nor do we or our compensation committee make any decisions regarding their cash compensation, employee benefits, or other types of compensation paid by our Adviser or its affiliates to Mr. McGraner and Mr. Richards, or by NSP to Mr. Good. Our compensation committee only reviews and approves the equity-based awards to be paid or made by us to our named executive officers employed by our Adviser and Mr. Good based on recommendations from our President.

Prior to the Externalization, the compensation committee oversaw and approved key aspects of executive compensation, including salaries, cash bonuses, corporate goals and individual objectives, and the size and structure of long term incentive awards for our named executive officers employed by the Company or its affiliates, including Mr. Sprong and Mr. McGarry, based on recommendations of the President and the independent compensation consultant. The compensation committee approved objectives designed to align executive pay with Company performance and stockholder interests and sought to provide competitive pay opportunities tied to performance and designed to retain talent, maximize stockholder value and mitigate material risk. The compensation committee conducted an annual evaluation process of Mr. Sprong and Mr. McGarry. The compensation committee then determined and approved the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of Mr. Sprong and Mr. McGarry. Neither Mr. Sprong nor Mr. McGarry had a role in or was present during discussions regarding their compensation.

Role of Executive Officers

The compensation committee is responsible for approving any equity-based awards to be paid or made by us to our named executive officers. Our President annually reviews the financial performance of the Company, current market conditions and the performance of each executive officer of the Company, including those employed by the Adviser, and based on these reviews, provides a recommendation regarding the appropriate equity-based grants, if any, to be presented to the compensation committee for approval.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not grant stock options as part of our equity compensation programs.

The compensation committee does not take material nonpublic information into account when determining the timing and terms of equity awards and has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The compensation committee typically grants equity awards once a year at least two business days after filing the Company’s Annual Report on Form 10-K and during a period when the Company does not possess material nonpublic information. The compensation committee may also grant equity awards in connection with promotions or other significant events.

During the year ended December 31, 2025, none of our named executive officers were awarded stock options with an effective grant date during any period beginning four business days before the filing or furnishing of a periodic or current report with the SEC that disclosed material nonpublic information and ending one business day after the filing or furnishing of such reports.

Summary Compensation Table

The following table sets forth the compensation paid to or accrued by those named executive officers during the fiscal years presented. Our compensation committee typically reviews and approves equity-based awards to be paid or made by us to our named executive officers, including those employed by our Adviser, in March or April.

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($)(2)	Other Compensation ($)(3)	Total ($)
John Good	2025	$-	$650,499	$-	$650,499
President and Chief Executive Officer	2024	$-	$-	$-	$-
Matt McGraner	2025	$-	$4,092,300	$-	$4,092,300
Executive Vice President, Chief Investment Officer and Secretary	2024	$-	$3,689,975	$-	$3,689,975
Paul Richards	2025	$-	$875,694	$-	$875,694
Chief Financial Officer, Assistant Secretary and Treasurer	2024	$-	$800,010	$-	$800,010
Dana Sprong,	2025	$244,444	$-	$15,984,549	$16,228,993
Former Director, Senior Vice President of Acquisitions and Dispositions	2024	$550,000	$-	$-	$550,000
Ryan McGarry	2025	$244,444	$-	$15,984,549	$16,228,993
Former Senior Vice President of Asset Management	2024	$550,000	$-	$-	$550,000

(1)

The amounts reported in the “Salary” column in 2025 reflect a prorated amount of annual base salary for a portion of the year prior to the Externalization in which Mr. Sprong and Mr. McGarry were employed by the Company.

(2)

The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of restricted stock units calculated in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 8 and Note 9 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for information regarding the assumptions made in determining these values.

(3)

On June 10, 2025, the Company terminated Mr. Sprong and Mr. McGarry in connection with the Externalization. Pursuant to their existing severance agreements, they each received a severance cash payment of $1,650,000 and the accelerated vesting of 237,944.16 profits interest units and 24,785.84 performance share awards pursuant to their existing severance agreements, as calculated based on the NAV in effect on June 10, 2025.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information regarding outstanding equity awards held by our named executive officers as of December 31, 2025.

	STOCK AWARDS
	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)
John Good	12,527	(2)	$687,482
Matt McGraner	206,719	(3)	$11,344,739
Paul Richards	45,958	(4)	$2,522,175
Dana Sprong (5)	-		$-
Ryan McGarry (5)	-		$-

(1)	Market value is based on the NAV of our common stock as of December 31, 2025 ($54.88).
(2)

 Consists of restricted stock units granted on February 17, 2022 and April 3, 2025. With respect to the restricted stock units granted on February 17, 2022, as of December 31, 2025, there were 600 restricted stock units not vested, which vested in full on February 17, 2026, which was the final time vest date. With respect to the restricted stock units granted on April 3, 2025, as of December 31, 2025, there were 11,927 restricted stock units not vested, which vested one-fourth on April 3, 2026, and will vest one-fourth February 15, 2027, one-fourth February 15, 2028 and one-fourth February 15, 2029.

(3)

Consists of restricted stock units granted on February 17, 2022, April 11, 2023, April 3, 2024 and April 3, 2025. With respect to the restricted stock units granted on February 17, 2022, as of December 31, 2025, there were 34,633 restricted stock units not vested, which vested on February 17, 2026, the final time vest date. With respect to the restricted stock units granted on April 11, 2023, as of December 31, 2025, there were 42,283 restricted stock units not vested, will vest one-sixth on April 11, 2026 and one-sixth on April 11, 2027 and two-thirds on the earlier to occur: the date of the successful completion of an initial public offering of our common stock or the final time vest date of April 11, 2027. With respect to the restricted stock units granted on April 3, 2024, as of December 31, 2025, there were 54,771 restricted stock units not vested, which vested one-seventh on April 3, 2026 and will vest one-seventh April 3, 2027, one-seventh April 3, 2028 and four-sevenths on the earlier to occur: the date of the closing of an initial public offering, the listing of the Company’s common stock on a national securities exchange or the final time vest date of April 3, 2028. With respect to the restricted stock units granted on April 3, 2025, as of December 31, 2025, there were 75,033 restricted stock units not vested, which vested one-fourth on April 3, 2026, and will vest one-fourth February 15, 2027, one-fourth February 15, 2028 and one-fourth February 15, 2029.

(4)

Consists of restricted stock units granted on February 17, 2022, April 11, 2023, April 3, 2024 and April 3, 2025. With respect to the restricted stock units granted on February 17, 2022, as of December 31, 2025, there were 8,658 restricted stock units not vested, which vested on February 17, 2026, the final time vest date. With respect to the restricted stock units granted on April 11, 2023, as of December 31, 2025, there were 9,369 restricted stock units not vested, which will vest one-sixth on April 11, 2026 and one-sixth on April 11, 2027 and two-thirds on the earlier to occur: the date of the successful completion of an initial public offering of our common stock or the final time vest date of April 11, 2027. With respect to the restricted stock units granted on April 3, 2024, as of December 31, 2025, there were 11,875 restricted stock units not vested, which vested one-seventh on April 3, 2026 and will vest one-seventh April 3, 2027, one-seventh April 3, 2027 and four-sevenths on the earlier to occur: the date of the closing of an initial public offering, the listing of the Company’s common stock on a national securities exchange or the final time vest date of April 3, 2028. With respect to the restricted stock units granted on April 3, 2025, as of December 31, 2025, there were 16,056 restricted stock units not vested, which vested one-fourth on April 3, 2026, and will vest one-fourth February 15, 2027, one-fourth February 15, 2028 and one-fourth February 15, 2029.

(5)

Mr. Sprong and Mr. McGarry were terminated effective June 10, 2025 and pursuant to their respective severance agreements, all unvested equity awards accelerated and vested as described below under Potential Payments Upon Termination of Employment or Change in Control.

Pension Benefits

We do not provide any of our officers with pension benefits.

Nonqualified Deferred Compensation

We do not provide any of our officers with any nonqualified deferred compensation plans.

Potential Payments Upon Termination of Employment or Change in Control

In the event any officer’s employment with our Adviser is terminated due to such officer’s death or disability, all outstanding restricted stock units granted that have not previously vested or been forfeited, will vest in full. In the event any officer’s employment with our Adviser is terminated due to retirement, all outstanding restricted stock units granted prior to 2025 that have not previously vested or been forfeited, will vest in full. If any officer’s employment with our Adviser is terminated without cause not in connection with a change of control, subject to the officer’s execution of a general release of claims within a specified time period and subject to non-revocation, the outstanding restricted stock units which would have become vested and nonforfeitable during the 12-month period immediately following the date of such termination had the officer remained continuously employed will vest. If a change in control occurs, the outstanding restricted stock units will vest in full and become nonforfeitable on the 55th day following the date of such change in control, subject to the officer’s continued status as a service provider.

On June 10, 2025, the Company terminated Mr. Sprong and Mr. McGarry in connection with the Externalization and each received the payments upon termination described below under “Severance Agreements.”

The following table shows the estimated amounts that our named executive officers would have become entitled to under the terms of outstanding equity awards and, for Mr. Sprong and Mr. McGarry, under the terms of their respective severance agreements, as of December 31, 2025 had any of the events described above occurred on December 31, 2025:

	ESTIMATED VALUE UPON TERMINATION DUE TO DEATH OR DISABILITY ($)(1)	ESTIMATED VALUE UPON TERMINATION WITHOUT CAUSE NOT IN CONNECTION WITH A CHANGE IN CONTROL ($)(1)	ESTIMATED VALUE UPON ANY CHANGE IN CONTROL ($)(1)	ESTIMATED VALUE UPON RETIREMENT
John Good	$687,482	$196,566	$687,482	$32,928
Matt McGraner	$11,344,732	$3,746,232	$11,344,732	$7,226,921
Paul Richards	$2,522,161	$874,238	$2,522,161	$1,641,008
Dana Sprong(2)	$-	$16,068,623	$-	$-
Ryan McGarry(2)	$-	$16,068,623	$-	$-

(1)

Estimated value is determined by multiplying (x) the number of restricted stock units, profits interest units or performance shares that would have been subject to accelerated vesting if the applicable triggering event occurred on December 31, 2025, by (y) the NAV in effect on December 31, 2025 ($54.88).

(2)

Mr. Sprong, Mr. McGarry and the Company negotiated individual severance agreements in connection with their employment with the Company effective as of August 3, 2023, the terms of which are described below under “Severance Agreements.” Pursuant to the terms of the Severance Agreements, all profits interest units and one-year performance share awards were subject to accelerated vesting and the three-year performance share awards were subject to accelerated vesting at target performance upon each of Mr. Sprong and Mr. McGarry’s terminations on June 10, 2025 in connection with the Externalization.

In general, except as may be otherwise prescribed by the compensation committee in any award agreement, the 2018 LTIP and 2023 LTIP provide that a change of control will be deemed to have occurred if: (a) a person or group becomes the beneficial owner of 50.1% or more or 35% or more, respectively, of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions (an “Ownership Change”), (b) we close a reorganization, merger, consolidation, significant sale or purchase of assets or other similar transaction resulting in a substantial change in our ownership or leadership, in each case which causes either (i) the persons or groups who are the beneficial owners of 50.1% or more or 35% or more, respectively, of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors to cease to be such beneficial owners of the entity resulting from such transaction, in substantially the same proportions of ownership as immediately prior to such transaction, or (ii) a person or group to become the beneficial owner of 50.1% or more or 35% or more, respectively, of the outstanding shares of common stock or the combined voting power of the outstanding securities entitled to vote generally in the election of directors of the entity resulting from such transaction, subject to certain exceptions, in each case as further described in the 2018 LTIP and 2023 LTIP, or (c) our stockholders approve our complete liquidation or dissolution. Each of the applicable award agreements for restricted stock units provide that an Ownership Change will only be deemed to have occurred if a person or group becomes the beneficial owner of 75% or more of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions, and that a change of control will also be deemed to have occurred if the Adviser is terminated.

Severance Agreements

In connection with the internalization of the legacy property manager, on August 3, 2023 the Company, the OP and the VineBrook Homes, LLC entered into a severance agreement with each of Mr. Sprong and Mr. McGarry. Pursuant to the severance agreement, if the executive was terminated without cause, each executive received a lump sum payment equal to $1,650,000 and all unvested awards granted under the 2023 LTIP and the 2018 LTIP vested and became nonforfeitable on the 55th day following such executive’s separation. All payments to an executive upon separation under the separation agreement were contingent upon (i) such executive signing and not revoking a separation agreement and release of claims, (ii) a determination by the Board or the compensation committee that either (x) reduction of the payments or (y) payment in full would result in a better net after tax treatment of such executive under Section 4999 of the Internal Revenue Code, and (iii) a determination by the compensation committee that such executive has not breached any confidentiality, non-competition, non-solicitation, no-hire and/or non-disparagement obligations.

The separation agreements additionally contain, among other things, mutual non-disparagement provisions and a mutual release of claims by the Company and Mr. Sprong and Mr. McGarry, respectively.

In connection with the Externalization, Mr. Sprong and Mr. McGarry were terminated by the Company on June 10, 2025 and each executed a separation agreement and release of claims substantially in the form included as an exhibit to the severance agreement on July 21, 2025 and July 24, 2025, respectively. As a result, each executive received a lump sum payment equal to $1,650,000 and all unvested awards granted under the 2023 LTIP and the 2018 LTIP vested. In the event that either Mr. Sprong or Mr. McGarry breach any restrictive covenants in the separation agreements including non-disclosure, non-competition, non-solicitation and non-disparagement covenants for a year after the termination of each executive’s service, as determined by the compensation committee, the executive will be obligated to repay all cash payments made to under the separation agreement, less $1,000.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information as of the end of our most recently completed fiscal year with respect to compensation plans (including any individual compensation arrangements, of which there are none) under which our equity securities are authorized for issuance, aggregated as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities issuable upon exercise of outstanding options, warrants and rights)
Equity compensation plans approved by securityholders
2018 LTIP	254,880 shares of the Company’s common stock(1)	N/A	-(3)
2023 LTIP	386,530 shares of the Company’s common stock(2)	N/A	5,081,285 shares of the Company’s common stock(4)
Equity compensation plans not approved by security holders
None	-	N/A	-
Total	641,410 shares of the Company’s common stock	N/A	5,081,285 shares of the Company’s common stock

(1)	Represents 234,554 restricted stock units and 20,326 profit interest units issued under our 2018 LTIP.

(2)	Represents 386,530 restricted stock units issued under our 2023 LTIP.

(3)

On July 11, 2023, the Company’s stockholders approved the 2023 LTIP, which replaced the 2018 LTIP, and we will not issue any new awards under our 2018 LTIP on or after the date of such stockholder approval.

(4)

The 2023 LTIP has an initial share reserve of 1,000,000 shares of the Company’s common stock, which amount will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2024, in an amount equal to 10% of the total number of outstanding common units of the OP (the “OP Units”) and vested profits interest units in the OP that are outstanding on December 31st of the preceding calendar year. The Board may act prior to each such January 1st to determine that there will be no increase in the share reserve for that year or that the increase will be less than the number of shares of common stock by which the share reserve would otherwise increase.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions that occurred on or were in effect after January 1, 2025 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

Transactions with Related Persons

Advisory Agreement

Our Adviser acts as our adviser under the Advisory Agreement. Mr. Dondero is the President of the Adviser and co-founder of NREA, which is the parent of our Adviser. Pursuant to the Advisory Agreement, we pay our Adviser, on a monthly basis in arrears, an advisory fee at an annualized rate of 0.75% of our gross asset value. Gross asset value means the value of our total assets as determined in accordance with generally accepted accounting principles (“GAAP”) on an unconsolidated basis plus our pro rata share of leverage at our OP. Our Adviser manages our operations and its responsibilities include, among other duties, recommending distributions and related amounts to our Board, preparing our quarterly consolidated unaudited financial statements and annual consolidated financial statements prepared under GAAP, managing our annual audit, developing and maintaining appropriate internal accounting controls, maintaining our REIT status, calculating our NAV, processing purchases and redemptions of shares of our common stock, reporting to investors, preparing our tax filings, raising capital for us, procuring debt financing and other responsibilities customary for an external advisor to an SFR REIT.

Additionally, we are required to pay directly or reimburse our Adviser for all of the documented “operating expenses” (all out-of-pocket expenses of our Adviser in performing services for us, including but not limited to the expenses incurred by our Adviser in connection with any provision by our Adviser of legal, accounting, financial and due diligence services performed by our Adviser that outside professionals or outside consultants would otherwise perform, compensation expenses under our 2018 LTIP and 2023 LTIP and our pro rata share of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Adviser required for our operations) and “offering expenses” (any and all expenses (other than underwriters’ discounts) paid or to be paid by us in connection with an offering of our securities, including, without limitation, our legal, accounting, printing, mailing and filing fees and other documented offering expenses) paid or incurred by our Adviser or its affiliates in connection with the services it provides to us pursuant to the Advisory Agreement.

Reimbursement of operating expenses plus the advisory fees paid to our Adviser, may not exceed 1.5% of our average total gross asset value for any calendar year or portion thereof, provided, however, that this limitation will not apply to legal, accounting, financial, due diligence and other service fees incurred in connection with extraordinary litigation, an initial public offering of our equity securities, an internalization, mergers and acquisitions and other events outside our ordinary course of business or any out-of-pocket acquisition or due diligence expenses incurred in connection with the acquisition or disposition of real estate assets. Average total gross asset value means the average of the total assets of the Company and our OP, as determined in accordance with GAAP on a consolidated basis, at the end of each month (or partial month) (1) for which any fee under the Advisory Agreement is calculated or (2) during the year for which any expense reimbursement under the Advisory Agreement is calculated.

For the year ended December 31, 2025, the Company incurred advisory fees of approximately $16.9 million, which is included in advisory fees on the consolidated statements of operations and comprehensive income (loss).

The Advisory Agreement may be terminated with 180 days’ notice prior to the expiration of the then-current term, without cause, by either us or our Adviser. In addition, we may terminate the Advisory Agreement 30 days after the delivery of written notice to our Adviser stating that a Cause Event (as defined in the Advisory Agreement) has occurred. Our Adviser may terminate the Advisory Agreement (1) 30 days after written notice has been delivered to us if we default in the performance or observance of any material term, condition or covenant contained in the Advisory Agreement and such default has continued for a period of 30 days after receipt of written notice by us of such default or (2) by giving written notice to us in the event that any of our Adviser’s designees are not elected or appointed to our Board pursuant to the terms of the Advisory Agreement. The Advisory Agreement automatically terminates upon an internalization. If the Advisory Agreement is terminated other than as a result of a Cause Event or an internalization, our Adviser will be entitled to a termination fee (the “Adviser Termination Fee”) in the amount of three times the annual advisory fee earned by our Adviser for the trailing 12-month period prior to the termination. In instances where the Advisory Agreement is terminated as a result of a Cause Event or internalization, no Adviser Termination Fee is owed.

If we and our Adviser agree to internalize our Adviser, we will purchase all of the outstanding partnership interests of our Adviser and pay our Adviser the internalization fee in stock of the Company. The internalization fee equals three times the sum of the annual advisory fee for the trailing 12-month period as of the month end immediately preceding the date we and our Adviser agree to the internalization; provided, however, the fee shall be capped at 2.5% of the combined equity value of the Company and the OP on a consolidated basis at the time of the internalization.

Under the Advisory Agreement, we are also required to indemnify our Adviser and pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to certain of our Adviser’s acts or omissions.

NexBank

The Company, the OP, NexPoint Homes and NexPoint SFR Operating Partnership, L.P. (the “SFR OP”) maintain bank accounts with an affiliate of the Adviser, NexBank. NexBank charges no recurring maintenance fees on the accounts. As of December 31, 2025, in the VineBrook Portfolio, the Company and OP had approximately $4.3 million in cash at NexBank. As of December 31, 2025, in the NexPoint Homes reportable segment, NexPoint Homes and the SFR OP had approximately $2.7 million, respectively, in cash at NexBank.

NexPoint Homes Transactions

On June 8, 2022, the Company, through the OP, loaned $50.0 million to NexPoint Homes in exchange for $50.0 million of 7.50% convertible notes of NexPoint Homes (the “NexPoint Homes Convertible Notes”). The NexPoint Homes Convertible Notes bear interest at 7.50%, are interest only during the term of the NexPoint Homes Convertible Note and mature on June 30, 2027. From August 1, 2022 through March 31, 2027, the NexPoint Homes Convertible Notes are convertible into Class A Shares of NexPoint Homes at the election of the OP at the then-current net asset value, subject to certain limitations, including NexPoint Homes’ right to prohibit conversion if, among other things, conversion would negatively impact NexPoint Homes’ REIT status. Subsequent to June 8, 2022, NexPoint Homes repaid $49.0 million of the NexPoint Homes Convertible Notes and the balance of the NexPoint Homes Convertible Notes was $1.0 million as of December 31, 2025. The NexPoint Homes Convertible Notes owned by VineBrook are eliminated in consolidation for financial reporting purposes.

In connection with the Company’s consolidated investment in NexPoint Homes, the Company consolidated non-controlling interests in NexPoint Homes that were contributed by affiliates of the Adviser. As of December 31, 2025, these affiliates had contributed approximately $127.2 million of equity to NexPoint Homes. Additionally, the Company consolidated five SFR OP convertible notes that are loans from affiliates of the Adviser to the SFR OP that bear interest at 7.50% and mature on June 30, 2027 (the “SFR OP Convertible Notes”). As of December 31, 2025, the total principal outstanding on the SFR OP Convertible Notes was approximately $93.3 million, which is included in notes payable on the consolidated balance sheets.

The Company consolidated an approximately $4.8 million loan from the SFR OP to HomeSource Operations, LLC (“NexPoint Homes Manager”), the prior manager of the NexPoint Homes reportable segment (the “HomeSource Note”). The HomeSource Note bore interest at daily secured overnight financing rate (“SOFR”) plus 2.00% and had a maturity date on February 1, 2027. In connection with the HomeSource Note, the SFR OP received a 9.99% non-voting interest in the NexPoint Homes Manager (the “HomeSource Investment”). During the year ended December 31, 2024, the NexPoint Homes Manager notified the SFR OP that the NexPoint Homes Manager intended to cease business operations. As such, NexPoint Homes wrote off the entirety of its HomeSource Investment, and the $0.7 million loss is included in loss on sales and impairment of real estate, net on the consolidated statements of operations and comprehensive income (loss). Additionally, NexPoint Homes determined to add an allowance for loan losses, effectively reducing the HomeSource Note and its associated interest receivable to approximately $1.1 million net. During the year ended December 31, 2025, the Company received $1.6 million on the HomeSource Note and the $0.5 million reversal of the provision for loan losses is included on the consolidated statements of operations and comprehensive income (loss).

On June 8, 2022, NexPoint Homes entered into an advisory agreement (the “NexPoint Homes Advisory Agreement”) with NexPoint Real Estate Advisors XI, LP (the “NexPoint Homes Adviser”), an affiliate of the Adviser. Under the terms of the NexPoint Homes Advisory Agreement, the NexPoint Homes Adviser manages the day-to-day affairs of NexPoint Homes for a fee equal to 0.75% of the consolidated enterprise value of NexPoint Homes. For the year ended December 31, 2025, NexPoint Homes incurred advisory fees of approximately $3.2 million in connection with the NexPoint Homes Advisory Agreement. As of December 31, 2025, NexPoint Homes has $9.4 million of accrued advisory fees payable.

SFR OP Notes Payable

On March 31, 2024, the SFR OP as borrower entered into a promissory note with NREF for $0.5 million (the “SFR OP Note Payable II”), an entity that is advised by an affiliate of our Adviser. On March 12, 2025, the SFR OP fully paid off the outstanding principal balance and interest on SFR OP Note Payable II.

On July 10, 2024, the SFR OP as borrower entered into a promissory note with NREF (the “SFR OP Note Payable III”). On July 9, 2025, the SFR OP entered into Amendment No. 1 to the SFR OP Note Payable III, wherein the maturity date was extended to July 10, 2026. On August 25, 2025, the SFR OP entered into a Second Amendment and Restatement to the SFR OP Note Payable III, wherein the maximum commitment was increased to $15.0 million. As of December 31, 2025, the outstanding principal balance of the SFR OP Note Payable III was $12.5 million

JPM Term Loan

On September 11, 2025, the OP, as borrower, entered into a credit agreement (the “JPM Term Loan”) with JPMorgan Chase Bank, National Association, and the lenders party thereto from time to time, including OSL. OSL is an entity that may be deemed an affiliate of the Company’s Adviser through common beneficial ownership. The JPM Term Loan provides for term loans of $485.0 million, all of which were drawn on September 11, 2025. Borrowings under the JPM Term Loan generally bear interest at term SOFR for the interest period plus 1.90%, provided that the Company may elect for the JPM Term Loan to bear interest at (i) the greater of the prime rate, the federal funds effective rate plus 0.5%, and one-month term SOFR plus 1.0%, in each case, pus 0.90% or (ii) adjusted daily effective SOFR plus 1.90%. The JPM Term Loan is interest only and matures on September 10, 2027. OSL participated as a member of the lender group with a commitment of $10.0 million of the total $485.0 million facility. As of December 31, 2025, the outstanding principal balance of the JPM Term Loan was $474.9 million.

The OSL Loan

On February 25, 2025, the OP, as borrower, entered into a $10.0 million credit agreement (the “OSL Loan”) with OSL. The OSL Loan provides for a 2-year, interest-only loan at a 9.0% fixed interest rate and is guaranteed by the Company, maturing on February 25, 2027. On May 5, 2025, the OP used its option to draw an additional $5.0 million on the OSL Loan. On October 30, 2025, the Company fully paid off the outstanding principal balance and interest on the OSL Loan.

The OSL Loan II

On August 7, 2025, the OP, as borrower, entered into a secured $10.0 million revolving credit agreement (the “OSL Loan II”) with OSL. The OSL Loan II provides for a 2-year, interest-only loan at a 9.0% fixed interest rate and is guaranteed by the Company, maturing on August 7, 2027. On September 11, 2025, the Company fully paid off the outstanding principal balance and interest on OSL Loan II.

NexPoint Homes OSL Note

On May 15, 2025, NexPoint SFR SPE 2, LLC, a wholly owned subsidiary of SFR OP, as borrower, entered into a promissory note with OSL, as lender (the “NexPoint Homes OSL Note”), providing for a maximum principal amount of $17.3 million. The NexPoint Homes OSL Note matures on May 15, 2026 and bears interest at a fixed rate of 9.75%. As of December 31, 2025, the outstanding principal balance of the NexPoint Homes OSL Note was $2.2 million.

Related Party Transaction Policy

The Board has adopted a written Related Party Transaction Policy for the review, approval or ratification of any related person transaction. This policy provides that all related party transactions must be reviewed and approved by the disinterested members of the audit committee. The term “related party transaction” refers to any transaction, arrangement or relationship (including charitable contributions and including any series of similar transactions, arrangements or relationships) with the Company in which any Related Party (as defined below) has a direct or indirect material interest, other than: (a) transactions available to employees generally; (b) transactions involving less than $50,000 when aggregated with all related or similar transactions, except if receipt of any amount would result in a director no longer being considered independent under NYSE rules or would disqualify a director from serving as a member of a committee of the Board; (c) transactions involving compensation or indemnification of executive officers and directors duly authorized by the Board or an authorized Board committee; (d) transactions involving reimbursement for routine expenses in accordance with Company policy; and (e) purchases of any products on terms generally available to third parties.

For the purposes of our Related Party Transaction Policy, “Related Parties” include:

• directors (and nominees for director) and executive officers of the Company;

• immediate family members of such directors, nominees for directors and executive officers, including an individual’s spouse, parents, step-parents, children, step-children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and other persons (except tenants or employees) who share such individual’s household;

• our Adviser;

• a stockholder owning in excess of five percent of the Company’s voting securities or an immediate family member of such a stockholder; or

• an entity which is owned or controlled by any of the above persons.

Conflicts of Interest

The following briefly summarizes the material potential and actual conflicts of interest which may arise from the overall investment activity of our Adviser, its clients and its affiliates, but is not intended to be an exhaustive list of all such conflicts. The scope of the activities of the affiliates of our Adviser and the funds and clients advised by affiliates of our Adviser may give rise to conflicts of interest or other restrictions and/or limitations imposed on us in the future that cannot be foreseen or mitigated at this time.

Advisor Conflicts of Interest

Under our Advisory Agreement, our Adviser is entitled to an annual advisory fee of 0.75% of our gross asset value, as well as reimbursement for all out-of-pocket expenses of our Adviser in performing services for us, subject to an expense cap. The advisory fee is structured in a manner intended to provide incentives to our Adviser to perform in our best interest and in the best interest of our stockholders. However, because our Advisor is entitled to receive substantial compensation regardless of performance, our Advisor’s interests are not wholly aligned with those of our stockholders. In that regard, our Adviser could be motivated to recommend riskier or more speculative investments that would entitle our Adviser to a higher fee. For example, because advisory fees payable to our Adviser are based on gross asset value of the Company, our Adviser may have an incentive to acquire a large number of new properties in order to increase its fees. Externally managed REITs may also have conflicts of interest with their advisors that are not common with self-managed REITs. These conflicts as they relate to us and our Adviser are discussed in the following sections.

Other Accounts and Relationships

As part of their regular business, our Adviser, its affiliates and their respective officers, directors, trustees, stockholders, members, partners and employees and their respective funds and investment accounts (collectively, the “Affiliated Parties”) hold, purchase, sell, trade or take other related actions both for their respective accounts and for the accounts of their respective clients, on a principal or agency basis, subject to applicable law including Section 206(3) of the Investment Advisers Act of 1940 (the “Advisers Act”), with respect to loans, securities and other investments and financial instruments of all types. The Affiliated Parties also provide investment advisory services, among other services, and engage in private equity, real estate and capital markets-oriented investment activities. The Affiliated Parties will not be restricted in their performance of any such services or in the types of debt, equity, real estate or other investments which they may make. The Affiliated Parties may have economic interests in or other relationships with respect to investments made by us. In particular, the Affiliated Parties may make and/or hold an investment, including investments in securities, that may compete with, be pari passu, senior or junior in ranking to, an investment, including investments in securities, made and/or held by us or in which partners, security holders, members, officers, directors, agents or employees of such Affiliated Parties serve on boards of directors or otherwise have ongoing relationships. Each of such ownership and other relationships may result in restrictions on transactions by us and otherwise create conflicts of interest for us. In such instances, the Affiliated Parties may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to our investments. In connection with any such activities described above, the Affiliated Parties may hold, purchase, sell, trade or take other related actions in securities or investments of a type that may be suitable for us. The Affiliated Parties may not be required to offer such securities or investments to us or provide notice of such activities to us. In addition, in managing our portfolio, our Adviser may take into account its relationship or the relationships of its affiliates with obligors and their respective affiliates, which may create conflicts of interest. Furthermore, in connection with actions taken in the ordinary course of business of our Adviser in accordance with its fiduciary duties to its other clients, our Adviser may take, or be required to take, actions which adversely affect our interests.

The Affiliated Parties have invested and may continue to invest in investments that would also be appropriate for us. Such investments may be different from those made on our behalf. Neither our Adviser nor any Affiliated Party is necessarily prohibited from making or maintaining such investments, even if they are not favorable to us, subject to their fiduciary duties and disclosure obligations, and subject to our Adviser’s allocation policy set forth below. The investment policies, fee arrangements and other circumstances applicable to such other parties may vary from those applicable to us. Our Adviser and/or any Affiliated Party may also provide advisory or other services for a customary fee with respect to investments made or held by us, and neither we nor our stockholders shall have any right to such fees.

Our Adviser and/or any Affiliated Party may also have ongoing relationships with, render services to or engage in transactions with other clients, including: NREF, a publicly traded commercial mortgage REIT listed on the NYSE; NXRT, a multi-family REIT listed on the NYSE; NXDT, a diversified REIT listed on the NYSE; NexPoint Homes, a single-family rental REIT; NSP, a self-storage REIT; REITs that are wholly owned subsidiaries of registered investment companies advised by affiliates of NexPoint and its affiliates; and other REITs who make investments of a similar nature to ours, Delaware Statutory Trusts and with companies whose securities or properties are acquired by us and may own equity or debt securities issued by our joint ventures. In connection with the foregoing activities our Adviser and/or any Affiliated Party may from time to time come into possession of material nonpublic information that limits the ability of our Adviser to effect a transaction for us, and our investments may be constrained as a consequence of our Adviser’s inability to use such information for advisory purposes or otherwise to effect transactions that otherwise may have been initiated on behalf of its clients, including us. In addition, officers or affiliates of our Adviser and/or Affiliated Parties may possess information relating to our joint ventures that is not known to the individuals at our Adviser responsible for monitoring our joint ventures and performing the other obligations under the Advisory Agreement. Further, the Affiliated Parties currently provide services to and may in the future provide services to other REITs or funds that compete with us for similar investments.

The Affiliated Parties currently provide services to NREF, NXRT, NXDT, NexPoint Homes, NexBank, NSP, Delaware Statutory Trusts and REITs that are wholly owned subsidiaries of registered investment companies advised by affiliates of NexPoint and its affiliates, and may in the future provide services to other REITs, funds or other entities that compete with us for similar investments.

Although the professional staff of our Adviser will devote as much time to us as our Adviser deems appropriate to perform its duties in accordance with the Advisory Agreement and in accordance with reasonable commercial standards, the staff may have conflicts in allocating its time and services among us and any Affiliated Parties’ other accounts.

The directors, officers, employees and agents of the Affiliated Parties, and our Adviser may, subject to applicable law, serve as directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories, and receive arm’s length fees in connection with such service, for us or any Affiliated Party, or for any of our joint ventures or any affiliate thereof, and neither we nor our stockholders shall have the right to any such fees.

The Affiliated Parties serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of other investment funds managed by our Adviser or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interest or the best interest of our stockholders. We may compete with other entities managed by our Adviser and its affiliates for capital and investment opportunities.

There is no limitation or restriction on our Adviser or any of its Affiliated Parties with regard to acting as investment manager (or in a similar role) to other parties or persons. This and other future activities of our Adviser and/or its Affiliated Parties may give rise to additional conflicts of interest. Such conflicts may be related to obligations that our Adviser or its affiliates have to other clients.

Subject to prior approval of our Board, certain Affiliated Parties, including NexBank and NexPoint Securities, Inc. among others, may provide banking, dealer manager, agency, insurance and other services to us and our operating affiliates for customary fees, and neither we, nor our subsidiaries will have a right to any such fees.

Allocation of Investment Opportunities

In addition, the Affiliated Parties may, from time to time, be presented with investment opportunities that fall within our investment objectives and the investment objectives of other clients, funds or other investment accounts managed by the Affiliated Parties, and in such circumstances, the Affiliated Parties expect to allocate such opportunities among us and such other clients, funds or other investment accounts on a basis that the Affiliated Parties determine in good faith is appropriate taking into consideration such factors as the fiduciary duties owed to us and such other clients, funds or other investment accounts, our primary mandates and the primary mandates of such other clients, funds or other investment accounts, the capital available to us and such other clients, funds or other investment accounts, any restrictions on investment, the sourcing of the transaction, the size of the transaction, the amount of potential follow-on investing that may be required for such investment and our other investments and the other investments of such other clients, funds or other investment accounts, the relation of such opportunity to our investment strategy and the strategy of such other clients, funds or other investment accounts, reasons of portfolio balance and any other considerations deemed relevant by the Affiliated Parties in good faith. Our Adviser allocates investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) its internal conflict of interest and allocation policies and (2) the requirements of the Advisers Act. Our Adviser seeks to allocate investment opportunities among such entities in a manner that is fair and equitable over time and consistent with its allocation policy. However, there is no assurance that such investment opportunities will be allocated to us fairly or equitably in the short-term or over time, and there can be no assurance that we will be able to participate in all such investment opportunities that are suitable for us.

Cross Transactions and Principal Transactions

As further described below, our Adviser may effect client cross-transactions where our Adviser causes a transaction to be effected between us and another client advised by our Adviser or any of its affiliates. Our Adviser may engage in a client cross-transaction involving us any time that our Adviser believes such transaction to be fair to us and the other client of our Adviser or its affiliates in accordance with our Adviser’s internal written cross-transaction policies and procedures.

As further described below, our Adviser may effect principal transactions where we may make and/or hold an investment, including an investment in securities, in which our Adviser and/or its affiliates have a debt, equity or participation interest, in each case in accordance with applicable law and with our Adviser’s internal written policies and procedures for principal transactions, which may include our Adviser obtaining our consent and approval prior to engaging in any such principal transaction between us and our Adviser or its affiliates.

Our Adviser may direct us to acquire or dispose of investments in cross trades between us and other clients of our Adviser or its affiliates in accordance with applicable legal and regulatory requirements. In addition, we may make and/or hold an investment, including an investment in securities, in which our Adviser and/or its affiliates have a debt, equity or participation interest, and the holding and sale of such investments by us may enhance the profitability of our Adviser’s own investments in such companies. Moreover, we and principals and persons or entities controlling, controlled by or under common control with the Adviser, may invest in assets originated by, or enter into loans, borrowings and/or financings with our Adviser or its affiliates, including but not limited to NexBank and NexPoint Securities, Inc., including in primary and secondary transactions with respect to which our Adviser or an Affiliated Party may receive customary fees from the applicable issuer, and neither we nor our subsidiaries shall have the right to any such fees. In each such case, our Adviser and principals and persons or entities controlling, controlled by or under common control with the Adviser may have a potentially conflicting division of loyalties and responsibilities with respect to us and the other parties to such investment. Under certain circumstances, our Adviser and its affiliates may determine that it is appropriate to avoid such conflicts by selling an investment at a fair value that has been calculated pursuant to our Adviser’s valuation procedures to another fund managed or advised by our Adviser or principals and persons or entities controlling, controlled by or under common control with the Adviser. In addition, our Adviser may enter into agency cross-transactions where it or any of its affiliates acts as broker for us and for the other party to the transaction, to the extent permitted under applicable law. Our Adviser may obtain our written consent as provided herein if any such transaction requires the consent of our Board, including a majority of independent directors, under Section 206(3) of the Advisers Act.

Participation in Creditor Committees, Underwriting and Other Activities

Our Adviser and/or its Affiliated Parties may participate in creditors or other committees with respect to the bankruptcy, restructuring or workout of our joint ventures. In such circumstances, our Adviser may take positions on behalf of itself or Affiliated Parties that are adverse to our interests.

Our Adviser and/or its Affiliated Parties may act as an underwriter, arranger or placement agent, or otherwise participate in the origination, structuring, negotiation, syndication or offering of investments purchased by us. Such transactions are on an arm’s-length basis and may be subject to arm’s-length fees. There is no expectation for preferential access to transactions involving investments that are underwritten, originated, arranged or placed by our Adviser and/or its Affiliated Parties and neither we nor our stockholders shall have the right to any such fees.

Material Non-Public Information

There are generally no ethical screens or information barriers among our Adviser and certain of its affiliates of the type that many firms implement to separate persons who make investment decisions from others who might possess material, non-public information that could influence such decisions. If our Adviser, any of its personnel or its affiliates were to receive material non-public information about an investment or issuer, or have an interest in causing us to acquire a particular investment, our Adviser may be prevented from causing us to purchase or sell such asset due to internal restrictions imposed on our Adviser. Notwithstanding the maintenance of certain internal controls relating to the management of material non-public information, it is possible that such controls could fail and result in our Adviser, or one of its investment professionals, buying or selling an asset while, at least constructively, in possession of material non-public information. Inadvertent trading on material non-public information could have adverse effects on our Adviser’s reputation, result in the imposition of regulatory or financial sanctions, and as a consequence, negatively impact our Adviser’s ability to perform its investment management services to us. In addition, while our Adviser and certain of its affiliates currently operate without information barriers on an integrated basis, such entities could be required by certain regulations, or decide that it is advisable, to establish information barriers. In such event, our Adviser’s ability to operate as an integrated platform could also be impaired, which would limit our Adviser’s access to personnel of its affiliates and potentially impair its ability to manage our investments.

Other Benefits to Our Adviser

Our 2018 LTIP provided and our 2023 LTIP provides us with the ability to grant awards to directors and officers of, and certain consultants to, us, our Adviser and its respective affiliates and other entities that provide services to us. The management team of our Adviser may receive awards under the 2023 LTIP and will benefit from the compensation provided by these awards.

In addition to the compensation provided to our Adviser by the Advisory Agreement and any long-term incentive plan awards, our Adviser may also receive reputational benefits from our growth through capital-raising transactions and acquisitions. The reputational benefit to our Adviser from our growth could assist our Adviser and its affiliates in pursuing other real estate investments. These investments could be made through other entities managed by our Adviser or its affiliates, and there can be no assurance that we will be able to participate in all such investment opportunities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The table below sets forth the beneficial ownership information of our common stock, OP Units and Series B Preferred Stock as of February 27, 2026 for:

●	each person known to us to be the beneficial owner of more than 5% of our common stock, OP Units and Series B Preferred Stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

As of February 27, 2026, there are no persons who are known by us to be the beneficial owners of more than 5% of the outstanding 6.50% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), Series A cumulative redeemable preferred units of the OP or Series B cumulative redeemable preferred units of the OP and none of our executive officers or directors beneficially own any of our Series A Preferred Stock, Series A cumulative redeemable preferred units or Series B cumulative redeemable preferred units of the OP. Unless otherwise noted below, the address for each beneficial owner is c/o VineBrook Homes Trust, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201.

Beneficial ownership and percentage of beneficial ownership is based on 26,081,929 shares of our common stock, 23,384,273 OP Units and 2,548,240 shares of our Series B Preferred Stock outstanding as of February 27, 2026. Shares of common stock or OP Units that a person has the right to acquire within 60 days of February 27, 2026 upon the vesting of restricted stock units or profits interest units are deemed to be outstanding and beneficially owned by the person for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting power and investment power with respect to all securities reflected as beneficially owned, subject to applicable community property laws.

	Common Stock Beneficially Owned			OP Units Beneficially Owned			Series B Preferred Stock Beneficially Owned
Name of Beneficial Owners	Number		Percent of Class	Number		Percent of Class	Number		Percent of Class
5% Stockholders
APC-VB Homes, LLC (1)	2,230,819	(3)	8.6%	-		-	-		-
James Dondero (2)	269,817		*	3,073,342		13.1%	200,000	(4)	7.8%
Directors and Executive Officers
James Dondero (2)	269,817	(3)	*	3,073,342		13.1%	200,000	(4)	7.8%
Brian Mitts	76,899	(5)	*	-		-	-		-
John Good	5,625	(6)	*	-		-	-		-
Matt McGraner	170,426	(7)	*	-		-	-		-
Paul Richards	28,442	(8)	*	-		-	-		-
Edward Constantino	19,758	(9)	*	2,233		*	-		-
Scott Kavanaugh	33,873	(10)	*	2,233		*	-		-
Arthur Laffer	62,073	(11)	*	2,301		*	-		-
Catherine Wood	10,885	(12)	*	-		-	-		-
Carol Swain	3,474	(9)	*	-		-	-		-
Dana Sprong	13,361		*	940,851	(13)	4.0%	-		-
Ryan McGarry	13,361		*	888,082	(14)	3.8%	-		-
All Directors and Executive Officers as a group (10 persons)	681,261	(15)	2.6%	3,080,109	(16)	13.2%	200,000		7.8%

* Reports less than 1%

(1)

 According to Company records, as of February 27, 2026, APC-VB Homes, LLC has sole dispositive and voting power with respect to 2,215,184 shares of our common stock and Berkeley Alternative Income Fund I, LLC has sole dispositive and voting power with respect to 15,634 shares of our common stock. Berkeley Capital Partners, LLC serves as the investment adviser to both APC-VB Homes, LLC and Berkeley Alternative Income Fund I, LLC. The address of APC - VB Homes, LLC and Berkeley Alternative Income Fund I, LLC is 3000 Heritage Walk, Suite 301, Milton, Georgia 30004.

(2)	Mr. Dondero, NexPoint and NexPoint Asset Management have sole voting power, shared voting power, sole dispositive power and shared dispositive power of OP Units as follows:

Name of Reporting Person	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
James D. Dondero	-	3,073,342	-	3,073,342
NexPoint Advisors, L.P.	-	2,914,632	-	2,914,632
NexPoint Asset Management, L.P.	-	158,710	-	158,710

(3)	Includes 33,911 shares of common stock issuable upon vesting of restricted stock units within 60 days of February 27, 2026.

(4)

These shares are held by subsidiaries of The Dugaboy Investment Trust (the “Trust”). Mr. Dondero, the Trust and Nancy Dondero, as trustee of the Trust, have sole voting power, shared voting power, sole dispositive power and shared dispositive power as follows:

Name of Reporting Person	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
James D. Dondero	-	200,000	-	200,000
Dugaboy Investment Trust	-	200,000	-	200,000
Nancy Dondero	-	200,000	-	200,000

Mr. Dondero disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Ms. Dondero is the sister of Mr. Dondero and disclaims beneficial ownership of such shares.

(5)	Includes 8,586 shares of common stock issuable upon vesting of restricted stock units within 60 days of February 27, 2026.
(6)	Includes 2,982 shares of common stock issuable upon vesting of restricted stock units within 60 days of February 27, 2026.
(7)

Includes 33,630 shares of common stock issuable upon vesting of restricted stock units within 60 days of February 27, 2026. These shares are held by a trust for which Mr. McGraner serves as trustee. Mr. McGraner disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(8)	Includes 7,272 shares of common stock issuable upon vesting of restricted stock units within 60 days of February 27, 2026.
(9)	Includes 1,101 shares of common stock issuable upon vesting of restricted stock units within 60 days of February 27, 2026.
(10)	Includes 2,202 shares of common stock issuable upon vesting of restricted stock units within 60 days of February 27, 2026. Includes 20,725 shares of common stock held in a defined benefit plan.
(11)

Includes 2,202 shares of common stock issuable upon vesting of restricted stock units within 60 days of February 27, 2026. Includes 53,982 shares of common stock held indirectly through a limited liability company which Dr. Laffer controls. Dr. Laffer disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(12)	Includes 2,202 shares of common stock issuable upon vesting of restricted stock units within 60 days of February 27, 2026.
(13)	Includes 702,907 Class C common units of the OP (“Class C Units”) and 237,944 profits LTIP units of membership interest in the OP (“Profits Units”).
(14)	Includes 650,138 Class C Units and 237,944 Profits Units.
(15)	Includes 95,188 shares of common stock issuable upon vesting of restricted stock units with 60 days of February 27, 2026.
(16)	Includes 266,046 Class C Units and 2,814,063 Class A common units of the OP.

AUDIT COMMITTEE REPORT

The audit committee reviewed and discussed with both the Company’s management and independent registered public accounting firm, KPMG LLP, the audited financial statements of the Company for the year ended December 31, 2025 prior to their issuance. These reviews included discussion with the independent registered public accounting firm of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee also discussed with its independent registered public accounting firm its independence and received written communications from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s independence.

Based on all of these reviews and discussions, all of the audit committee members, whose names are listed below, recommended to the board of directors of the Company that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Members of the Audit Committee

Edward Constantino (Chair)	Scott Kavanaugh	Arthur Laffer	Catherine Wood	Carol Swain

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING OF STOCKHOLDERS

In order to be included in the Company’s proxy materials for the 2027 annual meeting of stockholders, a stockholder proposal must be received in writing by the Company at 300 Crescent Court, Suite 700, Dallas, Texas 75201 by December 17, 2026 and otherwise comply with all requirements of the SEC for stockholder proposals.

In addition, the Company’s bylaws provide that any stockholder who desires to make a director nomination or a proposal of other business at an annual meeting without including the nomination or proposal in the Company’s proxy materials must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be delivered to the above address not less than 120 nor more than 150 calendar days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In the event the annual meeting is advanced or delayed by 30 calendar days of the date of the anniversary of the preceding year’s annual meeting, the notice must be received not earlier than 150 calendar days prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th calendar day prior to such annual meeting and the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made. To be timely, a notice must be received no earlier than November 17, 2026 and no later than December 17, 2026. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by the Company’s bylaws. A copy of the Company’s bylaws is available upon request from the Company’s Secretary.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2027 and comply with the disclosure and procedural requirements in connection with stockholder nominations of directors in our bylaws.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one copy of the Notice of Internet Availability of Proxy Materials or proxy materials will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials or proxy materials to a stockholder at a shared address to which a single copy of the Notice of Internet Availability of Proxy Materials or proxy materials was delivered. Requests for additional copies of the Notice of Internet Availability of Proxy Materials or proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed by writing to Investor Relations at c/o VineBrook Homes Trust, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Investor Relations or by calling (214) 276-6300. In addition, stockholders who share a single address but receive multiple copies of the Notice of Internet Availability of Proxy Materials or proxy materials may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

ANNUAL REPORT

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Form 10-K, 10-Q and 8-K. These filings are available on our website at www.investors.vinebrookhomes.com under “SEC Filings” of the “Financials” tab. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (excluding exhibits) including financial statements and schedules thereto, filed with the SEC are also available without charge to stockholders upon written request addressed to VineBrook Homes Trust, Inc. at our principal address, which is 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attention: Investor Relations. Exhibits to the Annual Report on Form 10-K will be furnished upon payment of $0.25 per page to cover our expenses in furnishing the exhibits.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy will be voted in the discretion of the persons voting the proxy.

By Order of the Board of Directors, Matt McGraner Executive Vice President, Chief Investment Officer and Secretary

Dallas, Texas

April 10, 2026

PROXY CARD

SIGN, DATE AND **VOTE** ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at **vote.proxyonline.com** using your proxy control number found below
3. By **IVR** when you dial toll-free (888)-227-9349 to reach an automated touchtone voting line
4. By **PHONE** with a live operator when you call toll-free (877) 864-5057 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER 12345678910

VINEBROOK HOMES TRUST, INC.

ANNUAL MEETING OF STOCKHOLDERS – JUNE 2, 2026

This Proxy is solicited by the Board of Directors

The undersigned stockholder of VineBrook Homes Trust, Inc., a Maryland corporation (the "Company"), having received notice of the 2026 Annual Meeting and management's Proxy Statement therefor, the terms of each of which are incorporated by reference, and revoking all prior proxies, hereby appoint(s) Mr. Paul Richards and Mr. Matt McGraner (with full power of substitution), as proxies of the undersigned to attend the 2026 Annual Meeting of Stockholders of the Company to be held on Tuesday, June 2, 2026 at 11:30 a.m. Central Time, and any postponement or adjournment thereof (the "Annual Meeting"), and to vote and act upon the matters listed on the reverse side in respect to all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

The Annual Meeting will be held exclusively through a virtual format. **You will not be able to attend the Annual Meeting in person**. If you are a stockholder of record and wish to attend and vote at the Annual Meeting, please email EQ Fund Solutions, LLC ("EQFS") at attendameeting@equiniti.com with "VineBrook Meeting" in the subject line and provide your full name and address in the body of the email in order to receive the Annual Meeting registration link. If your shares in the Company are held by a financial intermediary, please refer to the notice of annual meeting in the accompanying Proxy Statement for additional information on how to access the Annual Meeting. Requests to attend the annual meeting must be received by EQFS no later than 2:00 p.m. Central Time on June 1, 2026. Please vote your shares in accordance with the instructions on this Proxy Card whether or not you attend the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2026 ANNUAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **(877) 864-5057. Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement are available at: https://vote.proxyonline.com/vinebrook/docs/vb2026.pdf

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[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

VINEBROOK HOMES TRUST, INC.

PROXY CARD

<u>YOUR SIGNATURE IS REQUIRED</u> FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Directors. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

PROPOSAL(S):

1. To elect eights directors to serve until the 2027 annual meeting of stockholders.

	FOR	WITHHOLD
1a. James Dondero	○	○
1b. Brian Mitts	○	○
1c. Dana Sprong	○	○
1d. Edward Constantino	○	○
1e. Scott Kavanaugh	○	○
1f. Arthur Laffer	○	○
1g. Carol Swain	○	○
1h. Catherine Wood	○	○

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: ____

____

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]